Exhibit 10.30.4

June 26, 2018

2018 Long Term Incentive Award Letter – Clarification

Dear PSU participant,

You recently received your 2018 Long Term Incentive Award Letter dated June 6, 2018. In order to avoid any misunderstanding, we would like to make this amending clarification.

Consistent with 2017, the two indices for the determination of the achievement level of the Performance Condition shall be:

•	S&P MidCap 400 Materials Index, and

•	S&P SmallCap 600 Materials Index.

All else in the original Award Letter remains unchanged.

Thank you for taking note.

Corporate Human Resources

2018 LTIP Award Letter - Clarification